Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$342,438
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,479,408)
Dividend Income	21,202
Interest Income	24,969
ETF Transaction Fees	1,750
Total Income (Loss)	$(2,089,049)

Expenses
General Partner Management Fees	$6,614
Brokerage Commissions	518
Directors' Fees and insurance	180
License fees	677
Total Expenses	$7,989
Net Income (Loss)	$(2,097,038)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/25	$16,419,269
Additions (100,000 Shares)	842,122
Withdrawals ((350,000) Shares)	(3,130,870)
Net Income (Loss)	(2,097,038)

Net Asset Value End of Month	$12,033,483
Net Asset Value Per Share (1,350,000 Shares)	$8.91

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596